EXHIBIT 99-a

                              AMERITECH CORPORATION
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              AMERITECH CORPORATION
                               30 S. WACKER DRIVE
                             CHICAGO, ILLINOIS 60606

       For the Special Meeting of Shareowners on __________________, 1998

    The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Shareowners (the "Ameritech Special Meeting") of Ameritech Corporation, a Delaware corporation ("Ameritech"), to be held on [O ], 1998, at [o ], local time, at [o ] and the Joint Proxy Statement/Prospectus in connection therewith, and (2) appoints [_________________ and _________________,] and each of them, his or her proxies with full power of substitution for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock, $1.00 par value per share, of Ameritech ("Ameritech Common Stock") standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Ameritech Special Meeting and at any adjournments or postponements thereof.

    The undersigned directs that this proxy be voted as follows:

(1) To adopt a proposal to adopt the Agreement and Plan of Merger, dated as of May 10, 1998, among Ameritech, SBC Communications Inc. ("SBC"), a Delaware corporation, and SBC Delaware, Inc. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of SBC (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"). Pursuant to the Merger Agreement, Merger Sub will be merged (the "Merger") with and into Ameritech and Ameritech will become a wholly owned subsidiary of SBC.

    |_|  FOR           |_|  AGAINST          |_|  ABSTAIN

(2) In the discretion of the proxies, on such other business related to proposal
    (1) as may properly come before the Ameritech Special Meeting or any adjournments or postponements thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

    This card also serves as voting instructions for shares held in the Ameritech Direct Services Investment Plan and, if registrations are identical, shares held in the Ameritech Savings Plan for Salaried Employees and the Ameritech Savings Plan for Non-Salaried Employees as described in the proxy statement.

    Notwithstanding shareholder adoption of the Merger Agreement, Ameritech reserves the right to abandon the Merger at any time prior to its consummation, subject to the terms and conditions of the Merger Agreement.

    Holders of Ameritech Common Stock will not be entitled to appraisal or dissenters' rights in connection with the proposal.

    The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Ameritech Common Stock and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

    To vote by telephone or Internet, please see the reverse side of this card. To vote by mail, please mark, sign, date and return this proxy in the enclosed envelope. No postage is required.

    Please mark, sign, date and return this proxy in the enclosed envelope. No postage is required.

                               Date: ______________, 1998

                               -----------------------------------
                               Signature of Stockholder

                               -----------------------------------
                               Signature of Stockholder (if jointly held)

                               Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer and state the full name of the corporate officer and the corporation.


                    AMERITECH OFFERS PHONE OR INTERNET VOTING
                          24 hours a day, 7 days a week

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On a touch-tone phone call toll-free 1-800-652-8683 (outside the U.S. and Canada call 201-324-0377) and you will hear these instructions:
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-> Enter the last four digits of your social security number; and

-> Enter the control number from the box just below the perforation on the proxy card.

-> You will then be asked to vote on the proposal to adopt the Merger Agreement.

-> Your vote will be repeated to you and you will be asked to confirm it.


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Log onto the Internet and type:  http://www.vote-by-net.com
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-> Have your proxy card ready and follow the simple instructions.

Your electronic proxy authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

  IF YOU HAVE VOTED BY PHONE OR INTERNET, DO NOT RETURN YOUR PROXY CARD.



                              THANK YOU FOR VOTING!